UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

For Registration of Certain Classes of Securities

Pursuant to Section 12(b) or (g) of the

Securities Exchange Act of 1934

Solar Energy Initiatives, Inc.
(Exact name of registrant as specified in its charter)

Delaware	20-5241121
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

2500 Regency Parkway, Cary, NC	27518
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
None	N/A

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [  ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates: 333-148155

Securities to be registered pursuant to Section 12(g) of the Act:

$.001 par value Common Stock
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Global Resource Corporation’s Common Stock.

Solar Energy Initiatives, Inc. (the “Registrant”) hereby incorporates by reference the description of its common stock, par value $0.001 per share, to be registered hereunder contained Registrant’s Registration Statement on Form SB-2, under the caption “Description of Capital Stock”, Registration No. 333-148155, filed on February 19, 2007, as amended pursuant to the Registrant’s Current Reports on Form 8-K, disclosing amendments to the Registrant’s Articles of Incorporation, filed on August 1, 2008, September 25, 2008, December 23, 2011 and March 8, 2012.

The Registrant’s common stock is currently quoted on the OTC Bulletin Board under the symbol “SNRY”.

Item 2.	Exhibits.

3.1	Articles of Incorporation (1)
3.2	Certificate of Amendment to Articles of Incorporation (2)
3.3	Certificate of Correction to Certificate of Amendment (3)
3.3	Bylaws (1)

(1)	Filed as an exhibit to the Registrant’s Registration Statement on Form S-1 (File No. 333-148155) filed with the Securities and Exchange Commission on February 19, 2008 and incorporated herein by reference.
(2)	Filed as an exhibit to the Registrant’s Current Reports on Form 8-K filed with the Securities and Exchange Commission on each of August 1, 2008, September 25, 2008 and December 23, 2011 and incorporated herein by reference.
(3)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 23, 2011 and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

SOLARENERGY INITIATIVES, INC.

Date: October 12, 2012	By:	/s/ David Fann
David Fann, Chief Executive Officer